                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]                    [ ] Filed by a Party other than the
                                                    Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Aaron Rents, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               AARON RENTS, INC.

                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002

     The 2002 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company"), will be held on Tuesday, May 7, 2002, at 10:00 a.m., Eastern Time, at the SunTrust Plaza, 4th Floor, 303 Peachtree Street, N.E., Atlanta, Georgia 30303, for the purpose of considering and voting on the following:

          (1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified;

          (2) Such other matters as may properly come before the meeting or any adjournment thereof.

     Information relating to the above items is set forth in the accompanying Proxy Statement.

     Only shareholders of record of the Class A Common Stock at the close of business on March 15, 2002 are entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF
                                           DIRECTORS

                                           JAMES L. CATES
                                           Vice President, Risk Management
                                           and Secretary

Atlanta, Georgia
April 8, 2002

                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
                SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                        IF YOU DO NOT ATTEND PERSONALLY.
                        No postage is required if mailed
               in the United States in the accompanying envelope.

                               AARON RENTS, INC.
                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 2002 annual meeting of shareholders to be held on Tuesday, May 7, 2002 (the "Annual Meeting"), and any adjournment thereof.

     Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by executing another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

     The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to approve each of the other proposals presented at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director or the approval of any of the other proposals. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     Only shareholders of record of Class A Common Stock at the close of business on March 15, 2002 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 15, 2002, the Company had 3,731,706 shares of Class A Common Stock and 16,192,801 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote for the election of directors and any other matters that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors or the other proposals described herein or with respect to most other matters presented to the shareholders for a vote.

     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks, and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph, or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 8, 2002.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of January 1, 2002 (except as otherwise noted), the beneficial ownership of the Company's Class A Common Stock and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each of the Company's directors, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers"), and (iv) all executive officers and directors of the Company as a group.

     Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of common stock held by him, her, or it.

                                                                AMOUNT AND NATURE
                                            TITLE OF CLASS        OF BENEFICIAL
             BENEFICIAL OWNER               OF COMMON STOCK       OWNERSHIP(1)      PERCENT OF CLASS(1)
             ----------------               ---------------     -----------------   -------------------
R. Charles Loudermilk, Sr. ...............      Class A             2,381,612              62.19%
  309 E. Paces Ferry Road                        Common             2,239,279(2)           13.96%
  Atlanta, Georgia
Gabelli Funds, Inc. ......................      Class A               413,000(3)           10.78%
  One Corporate Center
  Rye, New York
T. Rowe Price.............................      Class A               213,700(4)
  100 E. Pratt Street                            Common                      (5)            5.58%
  Baltimore, MD
Gilbert L. Danielson......................      Class A                 2,000                  *
                                                 Common               151,855(6)               *
J. Rex Fuqua..............................       Common                15,000                  *
Earl Dolive...............................      Class A                86,374               2.26%
                                                 Common               113,702                  *
Robert C. Loudermilk, Jr..................      Class A                 1,500(7)               *
                                                 Common               532,426(8)            3.32%
Ronald W. Allen...........................      Class A                 5,000                  *
Leo Benatar...............................      Class A                 2,500                  *
                                                 Common                 2,500                  *
Ingrid Saunders Jones.....................      Class A                   100                  *
M. Collier Ross...........................       Common                 1,000                  *
William K. Butler, Jr.....................       Common                68,701(9)               *
Eduardo Quinones..........................       Common                 2,105                  *
All executive officers and
  directors as a group....................      Class A             2,479,593              64.75%
  (a total of 16 persons)                        Common             3,176,204(10)          19.80%

---------------
  *  Less than 1%.
 (1) Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.

 (2) Includes currently exercisable options to purchase 245,000 shares of Common Stock and 4,973 shares of Common Stock held by Mr. Loudermilk, Sr.'s spouse.
 (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on December 31, 2001 by Gabelli Funds, Inc.
 (4) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by T. Rowe Price Associates, Inc.
 (5) T. Rowe Price is not required to disclose its holdings of non-voting Common Stock.
 (6) Includes currently exercisable options to purchase 110,000 shares of Common Stock and 700 shares of Common Stock held by Mr. Danielson's spouse.
 (7) Includes 1,500 shares of Class A Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee.
 (8) Includes currently exercisable options to purchase 70,000 shares of Common Stock, 69,327 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and 16,223 shares of Common Stock held by Mr. Loudermilk, Jr.'s spouse.
 (9) Includes currently exercisable options to purchase 57,800 shares of Common Stock.
(10) Includes currently exercisable options to purchase 518,800 shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's common stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's common stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers, and 10% shareholders during the year ended December 31, 2001, except that Eduardo Quinones, William K. Butler, Jr., David
M. Rhodus, James L. Cates and Robert P. Sinclair, Jr., inadvertently failed to report a diminimus number of shares of Common Stock that were gifted to them in January 2001. These shares were subsequently reported on amended or late Form 5's in March 2002. Additionally, Robert C. Loudermilk, Jr., failed to report shares received in trust in December 2000 totaling 3,900 shares of Common Stock and June 2001 totaling 3,300 shares of Common Stock. These shares were subsequently reported on a late Form 5 filing in March 2002. Additionally, Earl Dolive failed to report the following shares of Common Stock that were gifted to others as follows: (i) During 1997 -- 6,000 total shares, (ii) During
2000 -- 4,760 total shares and (iii) During 2001 -- 4,240 shares. These shares were subsequently reported on a late Form 5 in March 2002.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or will vote to reduce the number of directors for the ensuing year, as management recommends, but in no event will the proxy be voted for more than ten nominees. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in one vacancy on the Board until the Board names an additional nominee or reduces the size of the Board to ten members.

     All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

                                                PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                          AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                          ---            ----------------------------------            --------
R. Charles Loudermilk,
  Sr........................  74    Mr. Loudermilk, Sr. has served as Chairman of the        1962
                                    Board and Chief Executive Officer of the Company
                                    since the Company's incorporation in 1962. From 1962
                                    to 1997, he was also President of the Company. He has
                                    been a director of America's Mart Corporation, owner
                                    and manager of the Atlanta Merchandise Mart, since
                                    1996. He is one of the founders and Chairman of the
                                    Board of The Buckhead Community Bank, and formerly
                                    the Chairman of the Board of Directors of the
                                    Metropolitan Atlanta Rapid Transit Authority.
Robert C. Loudermilk, Jr....  42    Mr. Loudermilk, Jr., has served as a Director of the     1983
                                    Company since 1983, and as President and Chief
                                    Operating Officer of the Company since 1997. From
                                    1993 to 1997, he was Vice President, Real Estate of
                                    the Company. From 1992 to 1993, he was a self-
                                    employed real estate investor. From 1990 to 1991, Mr.
                                    Loudermilk, Jr., was Executive Vice President of Ball
                                    Stalker Co., then a subsidiary of the Company.
Gilbert L. Danielson........  55    Mr. Danielson has served as Vice President, Finance      1990
                                    and Chief Financial Officer and Director of the
                                    Company since 1990. He was named Executive Vice
                                    President in 1998. He has also served as a Director
                                    of Abrams Industries, Inc. since 2000.
Ronald W. Allen.............  60    Mr. Allen has served as a Director of the Company        1997
                                    since 1997. He was Chairman and Chief Executive
                                    Officer of Delta Air Lines, an international air
                                    passenger carrier, from 1987 to 1997. He also served
                                    as President of Delta Airline from 1983 to 1987 and
                                    from 1993 to 1997, and Chief Operating Officer from
                                    1983 to 1997. He currently serves as a Director of
                                    The Coca-Cola Company.
Leo Benatar * +.............  72    Mr. Benatar has served as a Director of the Company      1994
                                    since 1994. He has been an associated consultant with
                                    A.T. Kearney, Inc., a management consultant and
                                    executive search company, since 1996. He was Chairman
                                    of Engraph, Inc., and served as Chief Executive
                                    Officer of that company from 1981 to 1995. Mr.
                                    Benatar serves as a Director of Interstate Bakeries
                                    Corporation, Mohawk Industries, Inc., and Paxar
                                    Corporation. He previously served as Chairman of the
                                    Federal Reserve Bank of Atlanta.

                                                PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                          AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                          ---            ----------------------------------            --------
Earl Dolive +...............  84    Mr. Dolive has served as a Director of the Company       1977
                                    since 1977. He currently serves as a Director of
                                    Greenway Medical Technologies, Inc. and as Director
                                    Emeritus of Genuine Parts Company, a distributor of
                                    automobile replacement parts. Prior to his retirement
                                    in 1988, he was Vice Chairman of the Board of Genuine
                                    Parts Company.
J. Rex Fuqua................  52    Mr. Fuqua has served as a Director of the Company        1996
                                    since 1996. He has been President and Chief Executive
                                    Officer of Realan Capital Corporation, a privately
                                    held real estate investment corporation, since 1985.
                                    He also has been President and Chief Executive
                                    Officer of Fuqua Capital Corporation, a privately
                                    held investment management corporation, since 1987.
                                    Previously, he was Chairman of the Board of Directors
                                    of Fuqua Enterprises, Inc., a company engaged in the
                                    manufacture and sale of medical products. Mr. Fuqua
                                    serves as a Director of Graham-Field Health Products,
                                    Inc.
Ingrid Saunders Jones *.....  56    Ms. Jones has served as a Director of the Company        1995
                                    since 1995. She has been Senior Vice President of
                                    Corporate External Affairs of The Coca-Cola Company
                                    and Chairperson of The Coca-Cola Foundation since
                                    1991. Previously, she was an Assistant Vice President
                                    of The Coca-Cola Company.
M. Collier Ross +...........  75    Gen. Ross has served as a Director of the Company        1996
                                    since 1996. He has been a self-employed management
                                    consultant since 1992. He is the former Executive
                                    Vice President of Sidwell-Ross and Associates, Inc.,
                                    a management and technical consulting firm. Gen. Ross
                                    retired from the United States Army in 1983 as a Lt.
                                    General after 39 years of distinguished service.
William K. Butler, Jr.......  49    Mr. Butler joined the Company in 1974 as a Store         2000
                                    Manager. He served as Vice President of the Aaron's
                                    Rental Purchase Division from 1986 to 1995 and
                                    currently is President of that Division, now known as
                                    the Aaron's Sales and Lease Ownership Division. Mr.
                                    Butler has served as a Director of the Company since
                                    2000.

---------------

* Member of the Stock Option Committee of the Board of Directors.

+ Member of the Audit Committee of the Board of Directors.

     There are no family relationships among any of the executive officers, directors, and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

     The Board held five meetings during the year ended December 31, 2001. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served, except for Ingrid

Saunders Jones who attended 40% of the meetings of the Board and committees on which she served during 2001 and Ronald W. Allen who attended 40% of the Board meetings during 2001.

     The Board has a standing Audit Committee which is composed of Messrs. Benatar, Dolive, and Ross. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held two meetings during the year ended December 31, 2001. Please see pages 12 and 13 for the 2001 Audit Committee Report.

     The Board has a Stock Option Committee, which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held one meeting during the year ended December 31, 2001.

     The Board does not have a nominating or compensation committee. Shareholder nominations for director must comply with the procedures for shareholder nominations set forth in Article III, Section 3 of the Company's Bylaws.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

     Set forth below are the names and ages of all executive officers of the Company as of February 15, 2002. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
R. Charles Loudermilk, Sr. (74)..............  Chairman of the Board of Directors and Chief
                                               Executive Officer of the Company.*
Robert C. Loudermilk, Jr. (42)...............  President and Chief Operating Officer of the
                                               Company.*
Gilbert L. Danielson (55)....................  Executive Vice President and Chief Financial
                                               Officer of the Company.*
James L. Cates (51)..........................  Mr. Cates has served as Director of Risk
                                               Management since 1990, Vice President since 1994,
                                               and Secretary of the Company since 1999.
William K. Butler, Jr. (49)..................  President of the Aaron's Sales & Lease Ownership
                                               Division.*
Eduardo Quinones (41)........................  Mr. Quinones joined the Company in 1985 as a Store
                                               Manager. He served as Vice President of the
                                               Rent-to-Rent Division from 1989 until becoming
                                               President of that Division in 2000.
David M. Rhodus (53).........................  Mr. Rhodus has served as Vice President, General
                                               Counsel since 1999. He was a senior attorney for
                                               Alumax, Inc., an aluminum products manufacturing
                                               company, from 1998 to 1999 and Vice President and
                                               General Counsel for Atlantax Systems, Inc., a
                                               business tax services company, from 1993 to 1998.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
B. Lee Landers (43)..........................  Mr. Landers has served as Vice President, Chief
                                               Information Officer since 1999. Prior to 1999, he
                                               held various engineering and technology management
                                               positions with The Southern Company.
Robert P. Sinclair, Jr. (40).................  Mr. Sinclair has served as Controller of the
                                               Company since 1990, Chief Financial Officer of the
                                               Aaron's Rental Purchase Division from 1995 to
                                               1999, and Vice President, Corporate Controller
                                               since 1999.
Mitchell S. Paull (43).......................  Mr. Paull served as Vice President-Treasurer of the Company from 1991 until 1999. From 1999 to
                                               2001, Mr. Paull served as Chief Financial Officer
                                               and Vice President Finance and Administration of
                                               Winter, a construction management company and as
                                               Chief Financial Officer and Vice President -
                                               Finance for Career Fair, a computer software
                                               company. Mr. Paull rejoined the Company as Senior
                                               Vice President in 2001.

---------------

* For additional information concerning these individuals, see ELECTION OF DIRECTORS (Item 1) above.

EXECUTIVE COMPENSATION SUMMARY

     The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the other Named Executive Officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 -------------
                                                                                   NUMBER OF
                                                  ANNUAL COMPENSATION             SECURITIES
                                FISCAL   -------------------------------------    UNDERLYING
                                 YEAR                           OTHER ANNUAL     STOCK OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION     ENDED     SALARY     BONUS     COMPENSATION(1)        (#)        COMPENSATION
---------------------------     ------   --------   --------   ---------------   -------------   ------------
R. Charles Loudermilk, Sr.....   2001    $454,000   $198,550         --                 --         $118,691(2)
  Chairman of the Board and      2000     454,000    455,861         --             55,000          104,005(3)
  Chief Executive Officer        1999     454,000    391,826         --                 --           92,172(4)
Robert C. Loudermilk, Jr......   2001     242,000         --         --                 --            1,610(5)
  President and Chief            2000     217,500         --         --             20,000            1,636(5)
  Operating Officer              1999     205,000         --         --             10,000            2,719(5)
Gilbert L. Danielson..........   2001     252,500         --         --                 --            1,614(5)
  Executive Vice President and   2000     242,500         --         --             50,000            1,615(5)
  Chief Financial Officer        1999     235,000     25,000         --             54,000            2,665(5)
William K. Butler, Jr.........   2001     312,500     50,000         --                 --            1,615(5)
  President, Aaron's Sales &     2000     242,500     25,000         --             40,000            1,724(5)
  Lease Ownership Division       1999     210,000     50,000         --             20,000            3,472(5)
Eduardo Quinones..............   2001     177,500         --         --                 --            1,648(5)
  President, Rent-to-Rent        2000     155,750     31,457         --             30,000            1,441(5)
  Division                       1999      94,000     44,409         --             12,000            2,190(5)

---------------

(1) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
(2) Includes a matching contribution of $2,160 made by the Company to the executive's account in the Company's 401(k) plan, and $116,531 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(3) Includes a matching contribution of $1,819 made by the Company to the executive's account in the Company's 401(k) plan, and $102,186 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(4) Includes a matching contribution of $2,656 made by the Company to the executive's account in the Company's 401(k) plan, and $89,516 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
(5) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

     GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.

     SALARY AND BONUS. The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during year ended December 31, 2001, which represented no change in his salary from the fiscal year ended December 31, 2000. For 2001, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, the Chief Executive Officer was entitled to receive a bonus in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 2001 (without giving effect to his bonus under the Plan). Factors considered in setting the Chief Executive Officer's salary and bonus included the successful acceleration of the Company's growth plans during the year, continued improvement in the Company's financial condition during the year and his dual role as both Chairman of the Board of Directors and Chief Executive Officer of the Company.

     STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Options and awards equivalent to 122,750 shares of Common Stock were awarded to officers and employees during the year-end December 31, 2001. Options granted to the Chief Executive Officer and the other Named Executive Officers during the three prior fiscal years are reflected in the Summary Compensation Table above.

         THE BOARD OF DIRECTORS
         R. Charles Loudermilk, Sr.
         Robert C. Loudermilk, Jr.
         Gilbert L. Danielson
         Ronald W. Allen
         Leo Benatar
         Earl Dolive
         J. Rex Fuqua
         Ingrid Saunders Jones
         M. Collier Ross
         William K. Butler, Jr.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) the S&P Small Cap 600 Index and (ii) a group of publicly traded rental purchase companies (the "Peer Group"). For 2001, the Peer Group consisted of Rent-A-Center, Inc. and Rent-Way, Inc. The Heilig-Meyers Company was excluded from this year's Peer Group after being included in prior years as it filed for bankruptcy in 2001 and is no longer publicly traded. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG AARON RENTS, INC., THE S & P SMALLCAP 600 INDEX
                                AND A PEER GROUP

                              (PERFORMANCE GRAPH)

* $100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31. Copyright 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

                            ---------------------------------------------------------
                                             CUMULATIVE TOTAL RETURN
-------------------------------------------------------------------------------------
                             12/96     12/97     12/98     12/99     12/00     12/01
-------------------------------------------------------------------------------------
 Aaron Rents, Inc.          100.00    163.62    128.03    128.31    119.63    138.99
 S & P SmallCap 600         100.00    125.58    129.01    145.01    162.13    195.17
 Peer Group                 100.00    149.12    221.45    150.78    161.31    163.81

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Butler, and Quinones have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

     Outside directors receive $2,000 for each Board meeting attended, and Audit Committee members receive fees of $500 for each Audit Committee meeting attended. Each outside director also is paid a quarterly retainer of $2,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings.

OPTION GRANTS

     There were no grants of stock options made by the Company during the last fiscal year to the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows for the Company's Chief Executive Officer and the other Named Executive Officers information with respect to the exercise of options for Common Stock during the year ended December 31, 2001, the number of shares covered by both exercisable and non-exercisable stock options for Common Stock as of December 31, 2001, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the applicable class of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED
                                  SHARES                       OPTIONS AT               VALUE OF UNEXERCISED
                                 ACQUIRED                   DECEMBER 31, 2001          IN-THE MONEY OPTIONS AT
                                    ON       VALUE           (NO. OF SHARES)            DECEMBER 31, 2001(1)
                                 EXERCISE   REALIZED   ---------------------------   ---------------------------
NAME                               (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             --------   --------   -----------   -------------   -----------   -------------
R. Charles Loudermilk, Sr. ....       --         --      245,000         55,000      $1,301,313      $188,375
Robert C. Loudermilk, Jr. .....       --         --       70,000         30,000         389,125       100,250
Gilbert L. Danielson...........       --         --      110,000        104,000         646,125       342,700
William K. Butler, Jr. ........   12,000     88,509       57,800         60,000         310,740       181,250
Eduardo Quinones...............   20,000    163,803        2,000         42,000             725        80,850

---------------

(1) Aggregate market value (based on December 31, 2001 closing stock price of $16.30 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, and William K. Butler, Jr.

     The Company leases a 49,000 square foot building housing two stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a ten-year lease expiring in 2008 at a basic monthly rental of $17,726, subject to escalation every five years based on the consumer price index, but not to exceed 25%. All insurance, taxes, assessments, and other charges related to the property are paid by the Company as additional rent under the lease. The Company believes that these lease terms are as favorable as those that could have been obtained at the same time from unaffiliated parties.

     Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 2001 represented $1,580,292 and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the year ended December 31, 2001 totaled $231,116.

                                 AUDIT MATTERS

     Ernst & Young LLP served as auditors of the Company for the year ended December 31, 2001, and has been selected by the Board of Directors to continue as the Company's auditors for the current fiscal year. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed by the Company's auditors, Ernst & Young LLP, for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $190,500.

     ALL OTHER FEES. The aggregate fees billed for services rendered by Ernst & Young LLP for 2001, other than the services described above, were $86,500. Of this amount $55,000 related to tax compliance fees and $31,500 related to employee benefit plan and statutory audit fees.

                           REPORT OF AUDIT COMMITTEE

     The Audit Committee is comprised of three "independent" members as defined under the listing standards of the New York Stock Exchange ("NYSE"). The Audit Committee acts under a written charter adopted and approved by the Board of Directors on May 2, 2000.

     The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent accountants. In addition, the Audit Committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to Shareholders.

     In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and has discussed with Ernst & Young LLP, the independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. In addition, the members of the Audit Committee considered whether the provision of services by Ernst & Young LLP for the year ended December 31, 2001 described above in AUDIT MATTERS -- "All Other Fees" was compatible with maintaining Ernst & Young LLP's independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the Audit Committee of the Board of Directors.

                                          Earl Dolive, Chairman
                                          Leo Benatar
                                          M. Collier Ross

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 2003 annual meeting must be received by December 12, 2002 to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after February 20, 2003. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 20, 2003, provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James L. Cates
                                          Vice President, Risk Management and
                                          Secretary

April 8, 2001

                               AARON RENTS, INC.

                               AARON RENTS, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 7, 2002

                           CLASS A COMMON STOCK PROXY

    The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and James L. Cates, or either or them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc., at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 7th day of May, 2002, at 10:00 a.m., Eastern Time and at any and all adjournments thereof as follows:

(1)         [ ]         FOR all nominees listed            [ ]         WITHHOLD AUTHORITY to
                        below (except as marked                        vote for all nominees
                        to the contrary below):                        listed.
  NOMINEES: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, Earl
   Dolive, Ronald W. Allen, Leo Benatar, Ingrid Saunders Jones, J. Rex Fuqua, M. Collier Ross,
                                    and William K. Butler, Jr.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

                        FOR the transaction of such other business as may lawfully come before
(2)                     the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

             (Continued and to be dated and signed on reverse side)

    It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 8, 2002 and the Proxy Statement furnished therewith.

                                    Dated and signed                       , 2002
                                                      ------------------
                                    --------------------------------------------
                                    --------------------------------------------
                                    (Signature should agree with the name(s)
                                    hereon. Executors, administrators, trustees,
                                    guardians and attorneys should so indicate
                                    when signing. For joint accounts each owner
                                    should sign. Corporations should sign their
                                    full corporate name by a duly authorized
                                    officer.)

    This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.